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                               FACTORING AGREEMENT

                                  Entered into
                                 by and between


                              LADD Furniture, Inc.

                           High Point, North Carolina


                                       and


                       NationsBanc Commercial Corporation




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                               FACTORING AGREEMENT
                              (EXPORT RECEIVABLES)



NationsBanc Commercial Corporation
P. O. Box 4095
Atlanta, Georgia 30302-4095

Gentlemen:

         We are pleased to confirm the following agreement by which you are to act as sole factor for certain sales made by us:


SECTION 1.  DEFINITIONS

         1.1 "Banking Day" shall mean a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in the City of Atlanta, Georgia, and any other day on which banking institutions are authorized to close in the City of Atlanta, Georgia.

         1.2 "Credit Risk" shall mean the risk of loss resulting solely and exclusively from a Customer's failure to pay at maturity because of its financial inability.

         1.3 "Customer Dispute" shall mean any cause for nonpayment of Receivables, other than the financial inability of the Customer, including, without limitation, any alleged defense, offset, or counterclaim.

         1.4 "Customers" shall mean the account debtors obligated on the Receivables.

         1.5 "Default" shall mean the occurrence of any of the following events:
(a) nonpayment when due of any amount payable on any of the Obligations or failure to perform any agreement or meet any obligation of ours contained herein or in any agreement out of which any of the Obligations arose; (b) default by us in repayment when due of any indebtedness now or hereafter owed for monies borrowed from anyone other than you in excess of Two Million Dollars ($2,000,000.00) in the aggregate; (c) any material statement, representation, or warranty of ours made orally or in writing herein or in any other writing or statement at any time furnished or made by us to you is untrue in any material respect as of the date furnished or made; (d) an Event of Default or default shall occur under the "LSA"; or (e) any amendment or

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modification to, or waiver of any provision of, the "LSA" which adversely impacts NCC in its reasonable judgment in the event that NationsBank no longer serves as Agent under the "LSA".

         1.6 "Import Factor" shall mean, with respect to a particular Receivable, the factor with whom you have an interfactor agreement pursuant to which such factor has agreed to collect the Receivable and/or to assume the Credit Risk.

         1.7 "Net Amount" of Receivables shall mean the gross amount of Receivables, less maximum discounts, less returns, less credits or allowances of any nature at any time issued, owing, granted or outstanding, and less also your commission as set forth herein.

         1.8 "Obligations" shall mean all of our obligations to you hereunder, including without limitation advances of the purchase price of Receivables, all obligations of ours to you under any note, contract of surety, guaranty, or accommodation, or with respect to letters of credit or acceptances, and all other obligations of ours to you, however and whenever created, arising or evidenced, whether direct or indirect, through assignment from third parties in the ordinary course of your business, absolute, contingent or otherwise, now or hereafter existing or due or to become due.

         1.9 "Obligor" shall mean us and each other party primarily or secondarily, directly or indirectly liable on any of the Obligations.

         1.10 "Payment Date" shall mean: (a) for each credit-approved Receivable for which you retain the Credit Risk, the date of deposit of Import Factor payment by you plus two (2) Banking Days for collection and clearance of checks or, if such Receivable is not paid, ninety (90) days after the due date of the Receivable or if such day is not a Banking Day, the next Banking Day; and (b) for each Receivable for which you do not bear the Credit Risk, the date of deposit of Import Factor payment by you plus two (2) Banking Days for collection and clearance of checks. Payment Date may be delayed to the Banking Day following the day of application of remittances to Receivables.

         1.11 "Prime Rate" shall mean the rate of interest announced by NationsBank, N.A. (South) and its successors and assigns from time to time as its Prime Rate.

         1.12 "Receivables" shall mean all accounts, instruments, contract rights, chattel paper, documents, and general intangibles arising from our Sales, and the proceeds thereof, and all security and guaranties therefor, whether now existing or hereafter created.

         1.13 "Sales" shall mean the sale of goods and/or the rendition of services by us in the ordinary course of our business to Customers in countries other than the


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United States of America and Puerto Rico, provided that "Sales" shall not include any sale or rendition, payment of the purchase price of which is made by cash in advance or assured by an outstanding letter of credit or third party bond or guaranty.

         1.14 "LSA" shall mean that certain Loan and Security Agreement dated as of July 12, 1996 among LADD Furniture, Inc. and certain of its subsidiaries, the financial institutions parties thereto from time to time, NationsBank, N.A. (South) and Fleet Capital Corporation as Co-Agents and NationsBank, N.A. (South) as Administrative Agent as it may be amended, modified, restated or replaced from time to time.


SECTION 2.  SALE AND APPROVAL; PURCHASE PRICE; COMMISSION;
                  ADVANCES; RESERVE

         2.1 We hereby assign and sell to you as absolute owner, without recourse, except as hereinafter set forth, our entire interest in all of our present and future Receivables specifically assigned by us to you.

         2.2 Notwithstanding any other provision of this Agreement, each of our Receivables in a gross amount of One Hundred Dollars ($100) or less is assigned and sold to you under this Agreement with full recourse.

         2.3 All orders for Sales shall be submitted to you for credit approval prior to shipment of the goods or rendition of the services so ordered, and each approved Sale shall be made only in accordance with such approval. All credit approvals must be in writing. Receivables arising from orders not so approved by you, in whole or in part, shall be with full recourse to us to the extent and in the respects not so approved. A credit approval shall not be effective if (a) the approved terms of sale are changed; (b) delivery of the goods to the Customer is not made by us within forty-five (45) days after the shipping date specified in our request for credit approval, or, if no such date is specified, within forty-five (45) days after the date of the credit approval; or (c) delivery to you or to the Import Factor of the invoices and other documents as required by subsection 2.4 is not made within the specified time, or if no time is specified without undue delay. Credit approval may be by credit line. While a credit line remains in force, Receivables (or parts thereof) in excess of such line will succeed amounts within the line which are paid by or credited to the Customer; the succession of Receivables (or parts thereof) shall take place in the order of maturity and shall be limited to amounts then so paid or credited. The right of succession ceases when the line is cancelled. On all credit-approved Sales you assume the Credit Risk up to the amount so approved and will bear the credit loss on the amount of the uncollected Receivables if a Customer, after delivery/rendition and acceptance of the goods/services, fails on due date to pay in full solely because of financial inability, but you are not to be responsible where nonpayment results from any Customer Dispute, acts of God, war,


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civil strife, currency restrictions, or foreign political impediments, because we assume all other risks. Credit approvals once granted may be withdrawn by you prior to shipment/rendition of the goods/services. With regard to Sales without credit approval or in excess of any approved amount of credit, as to any given Customer, we agree that any payments or credits on any Receivables owing from such Customer may be applied first to any credit-approved Receivables which may at any time be unpaid, regardless of the respective dates such Sales occurred and regardless of any notations on payment items, or may be applied in such other manner as you in your sole discretion shall deem appropriate.

         2.4 We will provide you and/or the Import Factor with listings of Receivables in form satisfactory to you, together with Customers' invoices, shipping documents, and such other documents and proof of delivery/rendition as you or the Import Factor may at any time require. In addition, with respect to each Receivable, we shall provide you with whatever proof of assignment or other documents confirming assignment that may be required by the Import Factor involved no later than five (5) business days after receipt of a request therefor.

                  Billing on invoices by whomever done shall be conclusive evidence of assignment and sale hereunder of such Receivables whether or not we execute any other instrument with regard thereto. All invoices to Customers shall state plainly on the face thereof that the Receivables represented by such invoices have been assigned, sold, and are payable to the Import Factor only. All remittances obtained by us against Receivables will be received in trust for you and the Import Factor, and we will turn over to you the identical remittances as speedily as possible; provided, however, that nothing herein authorizes us to collect Receivables.

         2.5 The purchase price of Receivables is to be the Net Amount thereof, which, less any charges and reserves, will be due and payable on Payment Date. We will pay to you a commission in an amount equal to one and one-quarter of one percent (1.25%) of the gross amount of such Receivables for the first ninety
(90) day term or part thereof, plus one-quarter of one percent (0.25%) of such gross amount for each additional thirty (30) day term or part thereof; provided, however, that the minimum commission for any Receivable shall be Five Dollars ($5.00). We shall also pay to you a handling charge of Five Dollars ($5.00) per invoice. You may retain from sums payable to us a reserve, which reserve may be revised from time to time at your discretion, in order to provide for Customer Disputes, possible credit losses on unapproved Receivables, and the Obligations. A discount, credit, or allowance after issuance or granting may not be claimed by us, but may be claimed solely by the Customer; no third party beneficiary rights are created hereby.

         2.6 We shall pay to you on demand any advances or charges at any time outstanding in our account.

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         2.7 You will render a statement of account monthly, and such statement shall be binding upon us except as to specific matters for which you are notified in writing to the contrary within sixty (60) days after the date of such statement.


SECTION 3.  INTEREST

         Interest shall be charged for the number of days that advances or other charges to our account remain outstanding at the rate of three-quarters of one percent (0.75%) per annum plus the Prime Rate; except, however, that the interest rate shall in no event be less than six percent (6.0%) per annum. Interest shall be computed on the basis of a year of three hundred sixty (360) days, for actual days elapsed. Changes in the rate shall be effected monthly to reflect changes in the Prime Rate, as follows: the rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the immediately preceding month. After termination, we shall pay interest on our obligations hereunder at the rate of two percent (2.0%) per annum plus the Prime Rate, with changes to such rate of interest to take effect as hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account on the fifteenth (15th) day of each month.


SECTION 4.  POWER OF ATTORNEY

         We hereby appoint you and the Import Factor, jointly and severally, as our attorneys-in-fact to receive, open, and dispose of all mail addressed to us pertaining to Receivables; to endorse our name upon any notes, acceptances, checks, drafts, money orders, and other evidences of payment of Receivables that may come into your possession and to deposit or otherwise collect the same; and to do all other acts and things necessary to carry out the terms of this Agreement. This power, being coupled with an interest, is irrevocable while any Receivable shall remain unpaid. Neither you nor the Import Factor, as attorney-in-fact, shall be liable for any errors of judgment or mistake of fact. Notwithstanding anything herein to the contrary, prior to an Event of Default or default hereunder, you shall not file UCC financing statements without our prior consent, which consent shall not be unreasonably withheld.


SECTION 5.  SECURITY INTEREST

         We hereby grant you a security interest in all of our present and future Receivables (specifically assigned to you) and all returned, repossessed, and reclaimed goods, and books and records relating thereto, to secure all of the

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Obligations. We further sell and assign to you all our title and/or interest in the goods (unless released by you) represented by Receivables (specifically assigned to you) as well as goods returned by or repossessed from Customers, all of our rights as an unpaid vendor or lienor, all of our rights of stoppage in transit, replevin and reclamation relating thereto, and all of our rights against third parties with respect thereto; we will cooperate with you and the Import Factor in exercising any rights with respect to the goods. In addition, we hereby grant to you a security interest in the reserve established pursuant to Section 2.5 hereof, to secure all of the Obligations.


SECTION 6.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1 We represent and warrant that we are fully authorized to enter into this Agreement and perform hereunder and covenant that we will continue to be so for the duration of this Agreement.

         6.2      We represent and warrant that we are solvent.

         6.3 We represent and warrant that our Receivables are, and covenant that they shall be, at the time of their creation, bona fide and existing obligations of our Customers arising out of our Sales, free and clear of all security interests, liens, and claims whatsoever except as provided in the LSA.

         6.4 We covenant that we will not permit inventory to become encumbered without your prior written consent except as provided in the LSA.

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         6.5 We represent and warrant that with respect to each Receivable as it arises:

                  (a) We will have made delivery of the goods or will have rendered the services ordered;

                  (b) The Customer will accept the goods and/or services;

                  (c) No Customer Dispute will exist in any respect;

                  (d) We will have preserved and will continue to preserve any liens and any rights to liens available by virtue of Sales;

                  (e) The Customer will not be our affiliate;

                  (f) The original and each copy of each invoice will bear notice that the Receivable to which it relates has been assigned and is payable only to the Import Factor involved as its owner, such notice being in the form prescribed by you;

                  (g) We have the unqualified right to assign and transfer to you and the Import Factor involved full ownership of each such Receivable, including any interest and other cost relating to such Receivable and which are recoverable from the Customer; and

                  (h) The currency of payment of each Receivable will be U.S. Dollars.

         6.6 We covenant that so long as any credit-approved Receivable of our Customer remains unpaid, all Sales to such Customer shall be submitted to you.

         6.7 We covenant that we will insure or cause to be insured all goods shipped by us to our Customers, until your interest and the interest of the Import Factor therein are terminated, against all risks to which such goods are exposed, including, without limitation, marine, war, or other hazards of transit, loss, damage, fire, theft and all other risks, in such amounts and with such companies under such policies and in such form as shall be satisfactory to you and the Import Factor, which policies shall provide that loss thereunder shall be payable to you and the Import Factor as your interests may appear, and you and the Import Factor may apply any proceeds of such insurance which may be received by you or the Import Factor for payment of the Obligations, whether or not due, in such order of application as you and the Import Factor may determine, and such policies or certificates thereon or duplicates thereof shall immediately be deposited with you and the Import Factor.


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SECTION 7.  CUSTOMER DISPUTES, CHARGEBACKS AND RETURNS

         We will notify you promptly and will settle all Customer Disputes, but you and the Import Factor have the right at all times to do so directly and to compromise, adjust, or litigate all such Customer Disputes. If a Customer Dispute exists or is asserted with regard to any Receivable, or if we breach any warranty or covenant with respect to any Receivable, you may charge back to our account the Net Amount of such Receivable, as well as all other Receivables owing by the same Customer. You may charge back to our account at any time any unapproved Receivable, whether before or after its due date. A chargeback shall not be deemed a reassignment of the Receivable, and title thereto and to the goods represented thereby shall remain in you until you execute a reassignment. All returned, replevied, and reclaimed goods coming into our possession shall be held in trust by us for you and the Import Factor.


SECTION 8.  BOOKS AND RECORDS; FINANCIAL STATEMENTS

         You and your representatives shall at all reasonable times have the right to examine all of our books and records. We agree to prepare and furnish you financial statements as set forth in Section 11.1 of the LSA except for monthly statements required thereunder.


SECTION 9.  INDEMNITY

         We shall indemnify you and the Import Factor for all reasonable costs and expenses incurred by you or the Import Factor in connection with Receivables for which credit approval has not been given and in connection with Receivables which are unpaid at maturity for reasons other than financial inability. Further, we shall indemnify you and the Import Factor for any liability for duties, forwarder's fees, storage, shipping charges, sales or excise taxes or other expenses in connection with the Receivables and for any losses occasioned by claims of Customers under Receivables. We shall also indemnify you and the Import Factor for reasonable expenses incurred in connection with rendering the assignment of each Receivable to the Import Factor enforceable against third parties to the maximum extent possible under applicable law. We shall indemnify you for the amount of any bank or wire transfer charges imposed by the Import Factor or its transferring bank. These indemnities shall survive the termination of this Agreement.

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SECTION 10.  APPLICABLE LAW

         This Agreement shall be governed by, construed, and enforced according to the laws of the State of Georgia.


SECTION 11.  EFFECTIVE DATE; TERMINATION; BINDING EFFECT

         If accepted by you, this Agreement shall be effective on August 1, 1997, and shall continue in full force and effect until: (a) one (1) year from such effective date and from year to year thereafter until terminated (on any such anniversary date) by our giving to you not less than sixty (60) days prior written notice; or (b) terminated by you at any time by giving to us not less than sixty (60) days prior written notice. This Agreement may be terminated at any time by you without notice to us should any Default occur. This Agreement shall automatically terminate if the LSA is terminated for any reason. Upon termination, we will pay all of our Obligations to you, and in any event we will remain liable to you for any deficiency remaining after determination of our liability hereunder and liquidation of any collateral. Also, upon termination you may withhold any payment to us unless supplied with an indemnity satisfactory to you. This Agreement shall bind us, our successors and assigns and shall inure to the benefit of you, your successors and assigns; we agree that you may delegate your duties hereunder.


SECTION 12.  EXPENSES; ATTORNEYS' FEES; NO WAIVER; SEVERABILITY;
                    HEADINGS

         We shall pay all reasonable expenses incurred by you in connection with this Agreement, including expenses incurred in connection with the filing of financing statements, continuation statements, record searches and reasonable attorneys' fees. We shall also pay you such wire transfer and similar fees as you charge from time to time. Upon liquidation of any collateral, settlement or prosecution of Customer Disputes, or enforcement of any obligation of ours hereunder, you may charge to our account all costs and expenses incurred including reasonable attorneys' fees, if collection is by or through an attorney and such costs, expenses and fees actually incurred shall constitute obligations hereunder. No delay or failure on your part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option, and no waiver, amendment, or modification of any provision of this Agreement shall be valid unless in writing signed by you and then only to the extent therein stated. Should any provision of this Agreement be prohibited by or invalid under applicable law, the validity of the remaining provisions shall not be affected thereby. Any notices, requests, demands or other communications given by you under this Agreement may be sent by mail, telex, telegraph, delivery or telecopy to


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our most current address as reflected in your records. The headings used herein are intended to be for convenience of reference only and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.


SECTION 13.  ENTIRE AGREEMENT; WAIVER OF JURY TRIAL

         This Agreement embodies our entire agreement as to the subject matter and supersedes all prior agreements as to the subject matter. EACH OF US HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO TRANSACTIONS UNDER THIS AGREEMENT.


SECTION 14.  TRADE STYLES

         Receivables under this Agreement shall include those created by our doing business under the following trade styles, all of which have been duly and properly registered:


SECTION 15.  SPECIAL STIPULATIONS






                                                     LADD FURNITURE, INC.


                                       By: ____________________________________
                                                                        (Title)


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                                   ACCEPTANCE



         The foregoing Factoring Agreement is accepted in Atlanta, Georgia as of the _____ day of _______________, 19__.


                                       NATIONSBANC COMMERCIAL CORPORATION


                                       By:______________________________________
                                                                         (Title)
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